===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            EAST WEST BANCORP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                       [LOGO OF EAST WEST BANCORP, INC.]

                            East West Bancorp, Inc.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 12, 1999

  Notice is hereby given that the annual meeting (the "Meeting") of the stockholders of East West Bancorp, Inc. (the "Company") will be held at The Ritz-Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California, on Wednesday, May 12, 1999, beginning at 3:00 p.m. for the following purposes:

  1. Election of Directors. To elect two persons to the Board of Directors for a term of three years and to serve until his or her successors are elected and qualified, as more fully described in the accompanying Proxy Statement.

  2. Other Business. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

  Only those stockholders of record at the close of business on March 22, 1999 shall be entitled to notice of and to vote at the Meeting.

  STOCKHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY WISH TO DO SO.

                                          By order of the Board of Directors
                                          /s/ Douglas P. Krause

                                          DOUGLAS P. KRAUSE
                                          Senior Vice President, General
                                           Counsel and Corporate Secretary

San Marino, California
March 22, 1999

                       [LOGO OF EAST WEST BANCORP, INC.]

                            East West Bancorp, Inc.
                             415 Huntington Drive
                         San Marino, California 91108
                                (626) 799-5700

                               ----------------

                                PROXY STATEMENT

                                      For

                        ANNUAL MEETING OF STOCKHOLDERS

                            To be held May 12, 1999

                               ----------------

                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board of Directors") of East West Bancorp, Inc. (the "Company") for use at the annual meeting ("Meeting") of the stockholders ("Stockholders") of the Company to be held on May 12, 1999 at The Ritz-Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California, at 3:00 p.m. and at any adjournment thereof. This Proxy Statement and the enclosed proxy card ("Proxy") and other enclosures will be first mailed to Stockholders on or about April 2, 1999. Only Stockholders of record on March 22, 1999 ("Record Date") are entitled to vote in person or by proxy at the Meeting or any adjournment thereof.

Matters to be Considered

  The matters to be considered and voted upon at the Meeting will be:

  1. Election of Directors. To elect two persons to the Board of Directors for a term of three years and to serve until his or her successors are elected and qualified. The Board of Directors' nominees are:

                                  Dominic Ng
                                   Herman Li

  2. Other Business. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.


Costs of Solicitations of Proxies

  This solicitation of Proxies is made on behalf of the Board of Directors of the Company and the Company will bear the costs of solicitation. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in this solicitation of Proxies also will be borne by the Company. It is contemplated that Proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company or its subsidiary, East West Bank ("East West Bank"), may solicit Proxies personally or by telephone. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. The Company does not intend to utilize the services of other individuals or entities not employed by or affiliated with the Company in connection with the solicitation of Proxies.

Outstanding Securities and Voting Rights; Revocability of Proxies

  The authorized capital of the Company consists of 50,000,000 shares of common stock, par value $.001 per share ("Common Stock"), of which 23,050,000 shares were issued and outstanding on the Record Date, and 5,000,000 shares of serial preferred stock, $.001 per share, of which no shares were issued and outstanding on the Record Date. A majority of the outstanding shares of Common Stock constitutes a quorum for the conduct of business at the Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum. Each Stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company as of the Record Date on any matter submitted to the Stockholders. The Company's Certificate of Incorporation does not authorize cumulative voting. In the election of directors, the person receiving the highest number of votes "FOR" will be elected. Accordingly, abstentions from voting and votes "WITHHELD" in the election of directors have no legal effect.

  A Proxy for use at the Meeting is enclosed. The Proxy must be signed and dated by you or your authorized representative or agent. You may revoke a Proxy at any time before it is exercised at the Meeting by submitting a written revocation to the Secretary of the Company or a duly executed proxy bearing a later date or by voting in person at the Meeting.

  If you hold your Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote your Common Stock, your broker or nominee may, in its discretion, vote your Common Stock "FOR" the election of the Board of Director's nominee.

  Unless revoked, the shares of Common Stock represented by Proxies will be voted in accordance with the instructions given thereon. In the absence of any instruction in the Proxy, your shares of Common Stock will be voted "FOR" the election of the nominee for director set forth herein.

  The enclosed Proxy confers discretionary authority with respect to any other proposals which properly may be brought before the Meeting. As of the date hereof, management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendations of the Board of Directors.

Beneficial Ownership of Principal Stockholders and Management

  The following table sets forth the beneficial ownership of Common Stock as of the Record Date by (i) each person known to the Company to own more than 5% of the outstanding Common Stock and Series A Stock, (ii) the directors and nominee for director of the Company, (iii) the Chief Executive Officer and the four other executive officers of the Company whose total annual compensation in 1998 exceeded $100,000 (the "Named Executives"), and (iv) all executive officers and directors of the Company, as a group:

                                                             Common Stock
                                                         ----------------------
                                                          Number of     Percent
                     Name and Address                       Shares        of
                            of                           Beneficially    Class
                     Beneficial Owner                      Owned (1)      (2)
                     ----------------                    ------------   -------
   CNA Casualty Corporation ...........................   2,000,000(3)   8.68%
   CNA Plaza 23 South
   Chicago, IL 60685
   Dominic Ng..........................................     112,000         *
   Julia Gouw..........................................     121,000(4)      *
   Herman Li...........................................      20,000         *
   Edward Zapanta......................................      10,000         *
   Jack Liu............................................         --          *
   Kenneth P. Slosser..................................         100         *
   William Chu.........................................      10,000         *
   Douglas Krause......................................      36,200         *
   John Stephan........................................       2,000         *
   All Directors and Executive Officers, as a group (14
    persons)...........................................     380,300

--------
 *  Less than 1%.
(1) Except as otherwise noted and except as required by applicable community property laws, each person has sole voting and disposition powers with respect to the shares.
(2) Shares which the person (or group) has the right to acquire within 60 days after the Record Date are deemed to be outstanding in calculating the percentage ownership of the person (or group), but are not deemed to be outstanding as to any other person (or group).
(3) CNA Financial Corporation and Loews Corporation have filed Schedule 13(G) indicating shared dispositive power under SEC interpretations regarding subsidiary control. CNA Financial Corporation and Loews Corporation have each disclaimed beneficial ownership of these securities.
(4) 1,300 of such shares are indirectly owned; 1,000 shares are owned by the Gouw Family Foundation of which Ms. Gouw is trustee; 300 shares are owned by family members for whom Ms. Gouw has voting power.

                             ELECTION OF DIRECTORS

Board of Directors and Nominees

  The Company's Certificate of Incorporation and Bylaws provide that, except as provided by the terms of any series of Preferred Stock or any other class of securities having a preference over the Common Stock, the number of directors shall be determined from time to time by the Board of Directors but may not be less than five. The Board of Directors is currently composed of six members. The Bylaws further provide for the division of the initial directors of the Company into three classes of approximately equal size. Two members of Class I shall be elected to a three year term at the annual meeting of Stockholders in 1999, two members of Class II shall be elected to a three year term at the annual meeting of Stockholders in 2000, and two members of Class III shall be elected to a three year term at the annual meeting of Stockholders in 2001.

  The directors proposed for reelection, Dominic Ng and Herman Li, were appointed to the Board of Directors in 1998 and 1999, respectively. Mr. Ng and Mr. Li have indicated their willingness to serve and unless otherwise instructed, Proxies will be voted in such a way as to effect, if possible, the election of Mr. Ng and Mr. Li. In the event that Mr. Ng or Mr. Li should be unable to serve as a director, it is intended that the Proxies will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that Mr. Ng or Mr. Li will be unavailable.

  None of the directors, nominee for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company. As of the date hereof, no directorships are held by any director with a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940 except that Mr. Ng is a director of ESS Technology, Inc. and Dr. Zapanta is a director of Times Mirror Company and Edison International.

  The following table sets forth certain information with respect to the Board's nominees for director and the current directors of the Company. All directors of the Company are also directors of East-West Bank. Officers will serve at the pleasure of the Board of Directors, subject to restrictions set forth in their employment agreements. See "ELECTION OF DIRECTORS -- Executive Compensation -- Employment Agreements and Change of Control Agreements".

                                                        Year First
                                                        Elected or  Current Term
   Name of Director                             Age(1) Appointed(2)  to Expire
   ----------------                             ------ ------------ ------------
   Dominic Ng, Nominee.........................   40       1992         1999
   Herman Li, Nominee..........................   46       1998         1999
   Jack Liu....................................   41       1998         2000
   Kenneth P. Slosser..........................   35       1998         2000
   Edward Zapanta..............................   60       1998         2001
   Julia Gouw..................................   39       1997         2001

--------
(1)  As of February 28, 1999.
(2) Refers to the earlier of the year the individual first became a director of the Company or the Bank.

  The principal occupation during the past five years of each director and nominee is set forth below. All directors have held their present positions for at least five years, unless otherwise stated.

  Dominic Ng has served as a director and the President and Chief Executive Officer of the Bank since October 1992, and was elected Chairman of the Board in 1998. Mr. Ng has held the same positions with the

Company since its formation. Mr. Ng also served as the director in charge of Chinese Business Services for the international accounting firm of Deloitte & Touche, LLP. Mr. Ng currently serves as a member of the Board of Visitors of The Anderson School at UCLA, Board of Regents of Loyola Marymount University, and serves, among others, as a director of the Los Angeles Chamber of Commerce and United Way of Greater Los Angeles. Mr. Ng also serves on the Board of ESS Technology, Inc.

  Julia Gouw has served as Executive Vice President and Chief Financial Officer of the Bank since 1994 and as a director of the Bank since 1997, and has held these same positions with the Company since its formation. Ms. Gouw joined the Bank in July 1989 as Vice President and Controller. Prior to joining the Bank, Ms. Gouw was a Senior Audit Manager with the international accounting firm of KPMG Peat Marwick, LLP. Ms. Gouw is on the Board of Visitors of UCLA School of Medicine, a member of the Financial Executives' Institute and the California Society of CPA's and is a past president of the Financial Managers Society--Los Angeles Chapter.

  Herman Li is Chairman of the C&L Restaurant Group, a franchisee of Burger King Corporation that owns and operates over 75 outlets throughout the nation. Mr. Li is an executive committee member of Burger King Corporation's Diversity Action Council and was honored in 1997 as "Asian Business Owner of the Year" by the Asian Business Association of Los Angeles.

  Jack C. Liu, Esq., is managing partner of SilkRoad Capital Corp., an investment firm that focuses on Asia-related investment projects. Mr. Liu was formerly of counsel to the international law firm of Morgan Lewis & Bockius LLP. Mr. Liu specialized in corporate, banking regulation and real estate investment related legal matters.

  Kenneth P. Slosser is a senior vice president in the corporate finance group of Friedman, Billings, Ramsey & Co., Inc., which he joined in December 1996. Prior to that time, Mr. Slosser served as an Assistant Director with the Office of Thrift Supervision, where he supervised savings associations located in California, Arizona, and Nevada.

  Edward Zapanta has served as Vice-Chairman of the Board of the Bank since June 1998 and has held the same position with the Company since its formation. Dr. Zapanta is the Senior Medical Director of Health Care Partners Medical Group. Dr. Zapanta currently serves as a director of Times Mirror Corporation and Edison International and is a member of the Board of Trustees of the University of Southern California.

Committees of the Board of Directors

  The business of East West Bancorp's Board of Directors is conducted through its meetings, as well as through meetings of its committees. Set forth below is a description of the committees of the Board.

  The Audit Committee of East West Bancorp reviews and reports to the Board on various auditing and accounting matters, including the annual audit report from East West Bancorp's independent public accountants. The Audit Committee currently consists of Herman Li, Kenneth Slosser and Edward Zapanta, and Jack Liu as its Chairman. Since East West Bancorp was newly formed, the Audit Committee did not meet during 1998. The Audit Committee of East West Bank consists of the same directors who comprise the Audit Committee of East West Bancorp. The Audit Committee of East West Bank meets on the same schedule as the full Board of Directors of East West Bank.

  The full Board of Directors of East West Bancorp acts as the Nominating Committee that nominates officers and directors of East West Bancorp for election.

  East West Bancorp does not have a Compensation Committee. The Compensation Committee of East West Bank establishes executive compensation policies as well as the actual compensation of the Chief Executive Officer. The Compensation Committee currently consists to Herman Li, Jack Liu, and Edward Zapanta.

  The Board of Directors met one time during 1998. All of the persons who were directors of East West Bancorp during 1998 attended 100% of (1) the total number of Board meetings and (2) the total number of meetings held by all committees on which they served during 1998.

Compliance with Reporting Requirements of Section 16

  Under Section 16(a) of the Exchange Act, the Company's directors, executive officers and any persons holding five percent or more of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC during the fiscal year ended December 31, 1998, all persons subject to the reporting requirements of
Section 16(a) filed all required reports on a timely basis.

Compensation of Board of Directors

  Employees of the Company are not compensated for service as directors of the Company. Nonemployee directors receive an annual retainer of $7,000, plus $1,000 for each Board meeting attended and $300 for each committee meeting attended. The committee chair receives an additional $200 for each committee meeting attended. Pursuant to the Company's Incentive Plan, nonemployee directors have received 10,000 options to purchase Company Common Stock at an exercise price of $10 per share, which options vest at the rate of 25% per year on each anniversary of the grant.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
               THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES.

Executive Officer Compensation

  Summary Compensation Table. It is expected that until the officers of the Company begin to devote significant time to the separate management of the Company's business, which is not expected to occur until such time as the Company becomes actively involved in additional businesses, the officers will only receive compensation for services as officers and employees of the Bank, and no separate compensation will be paid for their services to the Company. The following table sets forth the name and compensation of the Named Executive Officers for the fiscal years ended December 31, 1998, 1997 and 1996:

                                                           Long-term
                                                        Compensation -
                                   Annual    Annual     Number of Stock    All other
Name and principal position  Year Salary(1)  Bonus      Options Granted Compensation(2)
---------------------------  ---- --------- --------    --------------- ---------------
Dominic Ng...............    1998 $429,801  $225,000       1,069,875        $7,500
 Chairman, President, and    1997  296,321   217,000                         4,750
 Chief Executive Officer     1996  275,150   138,000                         4,750
Julia Gouw...............    1998  186,870    80,000         356,625         7,361
 Executive Vice
  President,                 1997  120,786    51,000                         3,610
 Chief Financial Officer,
  and Director               1996  108,695    32,000                         3,402
John Stephan.............    1998  203,471    50,900(3)       10,000         1,584
 Executive Vice
  President,                 1997   41,556    12,300(3)                        --
 Director of Retail
  Banking
William Chu..............    1998  148,681    30,000          10,000         6,300
 Senior Vice President
  and                        1997  142,578    32,000                         4,285
 Director of Planning and    1996  139,225    24,000                         4,361
 Business Development
Douglas Krause...........    1998  130,447    40,800          25,000           --
 Senior Vice President,      1997  114,506    36,500                           --
 General Counsel, and        1996   13,231     3,000                           --
 Corporate Secretary

--------
(1) Includes compensation deferred at election of executive and the year upon which such compensation was earned.
(2) Represents employer contributions to the Company's 401(k) Plan. The Company provides the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to S.E.C. rules.
(3)  Amounts pursuant to employment agreement signed at hiring of executive.

Option Grants

  The following stock options were granted during 1998 to the Named Executives pursuant to the Company's Incentive Plan:

                                  Percent of
                                    Total
                       Number of   Options                         Hypothetical
                        Options   Granted to  Exercise               Value at
                        Granted  Employees in  Price    Expiration    Grant
Name                      (1)      FY 1998    ($/Share)    Date      Date (2)
----                   --------- ------------ --------  ---------- ------------
Dominic Ng............ 1,069,875    62.32%     $10.00    6/25/08    $4,365,090
Julia Gouw............   356,625    20.77%     $10.00    6/25/08    $1,455,030
John Stephan..........    10,000     0.59%     $10.00    6/25/08    $   40,800
William Chu...........    10,000     0.59%     $10.00    6/25/08    $   40,800
Douglas Krause........    25,000     1.46%     $10.00    6/25/08    $  102,000

--------
(1) The options were granted as of June 25, 1998 pursuant to the Incentive Plan. The options become exercisable in annual installments of 25% on each of the first, second, third and fourth anniversary dates of the grant. The options may be exercised at any time prior to their expiration by tendering the exercise price in cash, check or in shares of stock valued at fair market value on the date of exercise. In the event of a change in control (as defined) involving the Company, the options will become exercisable in full. The options may be amended by mutual agreement of the optionee and the Company.
(2) The estimated present value at grant date of options granted during fiscal year 1998 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of 6.5 years; a risk-free interest rate of 4.82%, representing the interest rate on a U.S. government zero-coupon bond with a maturity corresponding to the estimated time until exercise; a volatility rate of 30.38%; and a dividend yield of 0.12%, representing the current $0.03 per share annualized dividends divided by the fair market value of the common stock on the date of grant. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

Option Exercises and Holdings

  Following the Reorganization, options to purchase shares of Common Stock, no par value, of the Bank were converted into options to purchase shares of Common Stock of the Company. The following table sets forth certain information concerning options held by the Named Executives under the Bank's Incentive Plan:

              Aggregated Option Exercises During Fiscal Year 1998
                      Option Values on December 31, 1998

                           Shares                                         Value of Unexercised
                          Acquired    Value     Number of Unexercised     In-the-Money Options
Name                     on Exercise Realized    Options at 12/31/98     Options at 12/31/98(1)
----                     ----------- -------- ------------------------- -------------------------
                                              Exercisable Unexercisable Exercisable Unexercisable
                                              ----------- ------------- ----------- -------------
Dominic Ng..............      --       $--         --       1,069,875       $--          $--
Julia Gouw..............      --       $--         --         356,625       $--          $--
John Stephan............      --       $--         --          10,000       $--          $--
William Chu.............      --       $--         --          10,000       $--          $--
Douglas Krause..........      --       $--         --          25,000       $--          $--

--------
(1) Based upon the market price of the Common Stock on December 31, 1998 ($9.875 per share), there were no "in-the-money" options at December 31, 1998.

Employment and Change of Control Agreements

  The Bank has entered into employment agreements with each of its executive officers intended to ensure that the Bank will be able to maintain a stable and competent management base. The agreements provide that should any of the executives be terminated without cause or, for certain executives, should they resign for good reason, including a detrimental change in responsibilities or a reduction in salary or benefits, the Bank shall pay such executive a designated lump sum. The payments range from six months to three years of base salary plus certain benefits. For certain executives, the normal six months severance increases to twenty-four months if the executive is terminated following a change of control. If all agreements are terminated without cause following a change in control, such executive officers would be entitled to receive payments which are estimated to have an aggregate value of approximately $4.3 million at December 31, 1998.

  Although the above-described employment agreements could increase the cost of any acquisition of control of the Company or the Bank, management of the Company and the Bank do not believe that the terms thereof would have a significant anti-takeover effect.

Report of Compensation Committee on Executive Compensation

  The Bank's Compensation Committee (the "Compensation Committee") establishes the general policies regarding compensation for the Bank's employees, adopts and amends employee compensation plans and approves specific compensation levels for executive officers, including the Named Executives. Currently, the members of the Compensation Committee are Jack Liu, Edward Zapanta and Herman Li is its chair. Each member of the Compensation Committee is a non-employee director of the Company and the Bank. The Company has also retained the services of a compensation consultant to provide input and data to the Compensation Committee.

  Set forth below is a report of the Compensation Committee of the Bank addressing the compensation policies for 1998 applicable to the Bank's executives, including the Named Executives.

  The Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the "Securities Act") or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  The goals of the executive compensation and benefits programs are to enable the Bank to attract and retain high caliber executives, provide a total compensation package in a cost effective manner, encourage management ownership of East West Bancorp, Inc. common stock and to maximize return to its shareholders.

  The philosophy of the Bank is to provide a compensation program that is designed to reward achievement of the Bank's goals and objectives and to provide total compensation opportunities that are competitive when compared with those of comparable financial institutions.

  To achieve the compensation and benefits program objectives:

  . The principal objective of the salary program is to maintain salaries that are targeted at the median for comparable positions in similarly sized financial institutions,

  . Annual incentives are designed to reward for overall Bank success and individual performance and provide total cash compensation opportunities above competitive levels when warranted by performance,

  . The principal objective of the long-term stock-based incentive plan is to align management's financial interests with those of East West Bancorp's shareholders, provide incentive for management ownership of East West Bancorp common stock, support the achievement of long-term financial objectives, and provide for long term incentive reward opportunities,

  Employee benefits are offered to provide a competitive total compensation program and to encourage retention of key employees.

ROLE OF THE COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors of East West Bank establishes executive compensation policies as well as the actual salary, bonus and discretionary benefits of the Chief Executive Officer. Decisions of the Compensation Committee of East West Bank are subject to review and approval by the Board of Directors of the Company. The Compensation Committee is comprised of three non-employee directors of East West Bank.

ELEMENTS OF THE COMPENSATION PROGRAM

  There are three principal elements of the executive compensation program-- base salary, bonus compensation (annual incentive) and long-term stock-based incentive compensation (stock options). In determining each component of compensation, the total compensation package of each executive is considered.

 Base Salaries

  The salary of each executive officer is determined initially according to competitive pay practices, level of responsibility, prior experience, and breadth of knowledge, as well as internal equity issues. The Company uses its discretion rather than a formal weighting system to evaluate these factors and to determine individual base salary levels. Thereafter, base salaries are reviewed on an annual basis, and increases are made based on a subjective assessment of each executive's performance, as well as the factors described above.

 Annual Incentives

  The Bank provides annual incentives to all employees, including executives. Annual incentives are intended to reward for overall Bank success and individual performance and provide total cash compensation opportunities above competitive levels when warranted by performance. The Bank considers individual contributions, business unit performance, and overall corporate performance. Actual awards, if any, are also based on a subjective assessment of each executive's individual performance. No formal weightings are assigned to these levels of performance.

  Each executive is assigned a bonus range as a percentage of salary, with a maximum bonus achievable at above average performance from the executive.

 Long-Term Stock-Based Incentives

  The Bank believes that long-term incentive compensation opportunities should be dependent on stock-based measures to strengthen the alignment between management's interests and those of the Company's shareholders. Under its 1998 Stock Incentive Plan, the Company generally grants stock options to all executives of the Company and the Bank. All options have been granted at an option price not less than the fair market value of the common stock on the date of grant. Thus, stock options have value only if the stock price appreciates from the date the options are granted. The result is a focus by all executive's on the creation of shareholder value over the long term.

  In determining the number of options granted to individual executives, the Company considers individual contributions, business unit performance, competitive practices, the number of options previously granted, and value of the stock on the date of the grant. Formal weightings have not been assigned to these factors.

CEO COMPENSATION

  The determination of the Chief Executive Officer's salary, bonus and grants of stock options followed the policies described above for the determination of all executives' compensation subject to the additional considerations described below.

  Compensation for the Chief Executive Officer, Mr. Ng, was made in accordance with a three year employment agreement entered into in June 1998 in connection with the sale of the Bank by its prior shareholders. The terms of the employment agreement are described in "Employment and Change of Control Agreements." As this employment agreement is less than a year old, the Compensation Committee decided to forego until the second quarter of 1999 the consideration of a base salary increase for Mr. Ng, which would otherwise have taken effect as of February 1, 1999, the date upon which annual salary adjustments for all other executives became effective.

  The bonus of the Chief Executive Officer is described in the Summary Compensation Table. This indicated bonus was determined pursuant to the terms of Mr. Ng's employment contract and is based primarily on the satisfaction of performance criteria determined by the Board. The performance criteria include the satisfaction by the Bank of goals relating to improvements in Return on Equity, Return on Asset and Increase in Assets.

  The Chief Executive Officer received stock options in 1998 as set forth in the Summary Compensation Table. All of the options granted have an exercise price equal to the fair market value of the stock on the date of grant. The number of options granted was specified in Mr. Ng's employment agreement entered into in connection with the sale of the Bank by the prior shareholders. The number of options granted to Mr. Ng are also consistent with the factors described in the prior paragraph for all executives, with an additional emphasis on placing a significant portion of the Chief Executive Officer's compensation at risk based on the long term stock price performance of the Company.

POLICY WITH RESPECT TO SECTION 162(m)

  Section 162(m) of the Internal Revenue Code of 1987, as amended (the "Code"), generally limits the corporate deduction for compensation paid to executive officers named in the Proxy Statement to $1,000,000, unless the compensation qualifies as "performance based" and has been approved in advance by a vote of its shareholders. Section 162(m) excludes from its deduction limits any compensation received pursuant to the exercise of a stock option granted prior to the first shareholder meeting at which directors are to be elected that occurs after the close of the first calendar year following the calendar year in which the Company became publicly held; all stock options currently granted to executive officers named in the Proxy Statement comply with this grandfather clause.

  Neither the Company nor the Bank is currently compensating any named executive officers at levels that would cause this limitation on corporate tax deductions to apply and has no current plans to do so, except that the compensation of Mr. Ng would, in the event of a termination without cause or a resignation for good cause, as specified in his employment agreement, would result in compensation in excess of $1,000,000 being paid in that year. The Compensation Committee has accordingly not adopted a formal policy concerning the application of the Section 162(m) limitation on tax deductions. The Compensation Committee will continue to monitor the applicability of Section 162(m). The Compensation Committee will, if it appears that any named executive officer will likely be approaching the $1,000,000 compensation limitation in the near future, review whether such payments should be structured so as to qualify as deductible performance-based compensation.

Dated: March 22, 1999                     THE COMPENSATION COMMITTEE

                                   Herman Li       Jack Liu    Edward Zapanta

Compensation Committee Interlocks and Insider Participation

  No person who served as a member of the Compensation Committee during the 1998 fiscal year is, or ever has been, an officer or employee of the Company or any of its subsidiaries.

  Except as provided herein, there are no existing or proposed material transactions between the Bank or the Company and any of its executive officers, directors, or the immediate family or associates of any of the foregoing persons. Mr. Slosser, a director of the Company and the Bank, is a senior vice president of Friedman, Billings, Ramsey & Co., Inc. ("Placement Agent."). The Bank has entered into an agreement whereby the Placement Agent will provide the Bank financial advisory services through December 12, 1999. In addition, in connection with the private placement of the Bank's securities held by the Bank's two former shareholders to certain investors, the Placement Agent acquired warrants to purchase up to 475,000 shares of Company Common Stock at a per share purchase price of $10 which expires June 12, 2003.

                             CERTAIN TRANSACTIONS

  One of the directors of the Company and the Bank is a guarantor of an extension credit to two corporations in each of which the director is a director, executive officer and a beneficial owner of over 10% of a class of equity securities. The extensions of credit were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1998, the loans were performing in accordance with their terms. Except for the stock plans described above and the Agreement between East West Bank and the Placement Agent described under the caption "ELECTION OF DIRECTORS -- Executive Compensation -- Compensation Committee Interlocks and Insider Participation," none of the directors or executive officers of the Company, or any associate or affiliate of such person, had any other material interest, direct or indirect, in any transaction during the past year or any proposed transaction with the Company.

                             INDEPENDENT AUDITORS

  The auditors of the Company are Deloitte & Touche, LLP, Certified Public Accountants. Deloitte & Touche LLP performed audit services for the Company's subsidiary, East West Bank, during 1998, which consisted of the examination of the financial statements of East West Bank and its affiliates and predecessors and limited assistance and consultation in connection with filings with the Securities and Exchange Commission. All professional services rendered by Deloitte & Touche LLP during 1998 were furnished at customary rates and terms.

  Representatives of Deloitte & Touche LLP will be present at the Meeting to respond to appropriate questions.

                           PROPOSALS OF STOCKHOLDERS

  Proposals of Stockholders intended to be included in the proxy materials for the 2000 Annual Meeting of Stockholders must be received by the Secretary of the Company, 415 Huntington Drive, San Marino, California 91108, by November 10, 1999.

  Under Rule 14a-8 adopted by the Securities and Exchange Commission under the Exchange Act, proposals of stockholders must conform to certain requirements as to form and may be omitted from the proxy statement and proxy under certain circumstances. In order to avoid unnecessary expenditures of time and money by stockholders and the Company, stockholders are urged to review this rule and, if questions arise, to consult legal counsel prior to submitting a proposal to the Company.

  SEC rules also establish a different deadline for submission of shareholder proposals that are not intended to be included in the Company's proxy statement with respect to discretionary voting (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the year 2000 annual meeting is February 12, 2000 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a shareholder gives notice of such a proposal after the Discretionary Vote Deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal without discussion when and if the proposal is raised at the Company's year 2000 annual meeting.

  The Company has not been notified by any shareholder of his or her intent to present a shareholder proposal from the floor at this year's Annual Meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting.

                                 ANNUAL REPORT

  The Company's Annual Report for the fiscal year ended December 31, 1998 accompanies this Proxy Statement. The Annual Report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Deloitte & Touche LLP, the Company's independent auditors.

  STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K INCLUDING FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934 FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 BY WRITING TO THE COMPANY AT 415 HUNTINGTON DRIVE, SAN MARINO, CALIFORNIA 91108.

                                OTHER BUSINESS

  Management knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxyholders to vote the shares represented thereby on such matters in accordance with the recommendation of the Board of Directors and authority to do so is included in the Proxy.

                                          EAST WEST BANCORP, INC.

                                          /s/ Dominic Ng
                                          Dominic Ng
                                          Chairman of the Board of Directors,
                                          President and Chief Executive
                                           Officer

San Marino, California
March 22, 1999

                                REVOCABLE PROXY
                            East West Bancorp, Inc.
                 Annual Meeting of Stockholders -- May 12, 1999
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned stockholder(s) of East West Bancorp, Inc. (the "Company") hereby nominates, constitutes and appoints Julia Gouw and Douglas P. Krause, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Ritz-Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California at 3:00 p.m., on Wednesday, May 12, 1999, and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES LISTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

                            East West Bancorp, Inc.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

  This Proxy will be voted "FOR" the election of the Board of Directors' nominees unless authority to do so is withheld.

  1.  ELECTION OF DIRECTORS --

        Nominee: Dominic Ng           For [_]                Withhold Authority  [_]
            Term Expires 2002
        Nominee: Herman Li            For [_]               Withhold Authority  [_]
            Term Expires 2002

                      PLEASE SIGN AND DATE ON REVERSE SIDE


  2.  OTHER BUSINESS. In their discretion, the proxyholders are authorized to transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

  The undersigned hereby ratifies and confirms all that said attorneys and proxyholders, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying said notice.

                                                 (Please date this Proxy and
                                                 sign your name as it appears
                                                 on your stock certificates.
                                                 Executors, administrators,
                                                 trustees, etc., should give
                                                 their full titles. All joint
                                                 owners should sign.)

                                                 I (We) [ ] do [ ] do not
                                                 expect to attend the Meeting.

                                                 Dated: _______________ , 1999.

                                                 ------------------------------
                                                 Signature

                                                 ----------------------
                                                 Signature

PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.